                         ____________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ____________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                           TO REGISTRATION STATEMENT
                                  ON FORM S-4
                       UNDER THE SECURITIES ACT OF 1933
                         ____________________________


                           PREMIER BANCSHARES, INC.
       ----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            GEORGIA                            2180 ATLANTA PLAZA                     58-1793778
   --------------------------                                                     ------------------
(State or other jurisdiction of            950 EAST PACES FERRY ROAD               (I.R.S. Employer
       incorporation or                      ATLANTA, GEORGIA 30326             Identification Number)
                                       ----------------------------------
         organization)              (Address of principal executive offices)


                            FREDERICA BANK & TRUST
                         DIRECTORS' STOCK OPTION PLAN

                           (Full title of the plan)
                        ------------------------------


                           Steven S. Dunlevie, Esq.
                          Elizabeth O. Derrick, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                    Suite 700, 1275 Peachtree Street, N.E.
                            Atlanta, Georgia 30309
                                (404) 872-7000
                             --------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

          This Post-Effective Amendment covers 35,280 shares of the Registrant's common stock, $1.00 par value per share, which were included in the shares of such common stock originally registered on the Registration Statement on Form S-4 (File No. 333-65025) to which this is an amendment. The registration fee in respect to such common stock was paid at the time of the original filing of the Registration Statement relating to such common stock.

                                _______________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

          The following documents filed by Premier Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 17, 1998.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

          (e) The Company's Current Report on Form 8-K dated September 30, 1998, Current Report on Form 8-K/A dated September 30, 1998 and Current Report on Form 8-K/A dated October 16, 1998.

          (f) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form S-4 and Appendices D and E thereto (Registration No. 333-24537), filed with the Commission on May 16, 1997, including any amendment or report filed for the purpose of updating such description.

          (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the period referred to in (a), above.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

          The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

          The provisions of the Georgia Business Corporation Code (the "Georgia Code") and the Company's Bylaws set forth the extent to which the Company's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Company's Bylaws, the Company is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of the Company, to the extent that they have been successful, on the merits or otherwise, in such defense. The Company's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Company or who, while directors or officers of the Company, are or were serving at the Company's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the Company, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Company, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Company.

          The Company may not indemnify a director or officer in connection with a proceeding by or in the right of the Company in which the director of officer was adjudged liable to the Company for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

          The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

          The Company maintains an insurance policy insuring the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

          The Company's Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Company; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

          Not applicable.

ITEM 8.  EXHIBITS.
------   --------

          The following exhibits are filed as a part of this Registration
Statement:

     NUMBER              DESCRIPTION
     ------              -----------

     4.1 Articles of Incorporation of Premier Bancshares, Inc., as amended (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

     4.2 Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.2 to the Company's Form 10-QSB for the quarter ended September 30, 1996).

     4.3 Amendments to Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.3 to the Company's Form 10-K for the fiscal year ended December 31, 1997).

     4.4       Form of Stock Certificate (Incorporated by reference from Exhibit
               4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Ernst & Young, LLP.

     23.3      Consent of Mauldin & Jenkins, LLC.

     23.4      Consent of Bricker & Melton, P.A.

     23.5      Consent of Porter Keadle Moore, LLP.

     24        Power of Attorney. (See signature page to the Registration
               Statement.)

     99.1      Frederica Bank & Trust Directors' Stock Option Plan.

     99.2      Amendment to Fredrica Bank & Trust Company Directors' Stock
               Option Plan.

ITEM 9.  UNDERTAKINGS.
------   ------------

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Premier Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-65025 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17/th/ day of December, 1998.


                              PREMIER BANCSHARES, INC.



                         By:  /s/  Darrell D. Pittard
                              -----------------------
                              Darrell D. Pittard
                              Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Darrell D. Pittard and Robert C. Oliver and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his or her name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement") to the Registration Statement on Form S-4 (File No. 333-65025, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-65025, has been signed by the following persons in the capacities indicated on December 17, 1998.


/s/ Darrell D. Pittard                        /s/         *
--------------------------------------------  --------------------------------
Name:  Darrell D. Pittard                     Name: John H. Ferguson
Title:  Chairman of the Board                 Title: Director
and Chief Executive Officer
(principal executive officer)

/s/         *                                 /s/         *
--------------------------------------------  --------------------------------
Name:  Robert C. Oliver                       Name:  James E. Freeman
Title:  President, Chief Operating Officer    Title:  Director
and Director

/s/         *                                 /s/         *
--------------------------------------------  --------------------------------
Name: Robert E. Flourney, III                 Name:  Albert F. Gandy
Title: Vice Chairman                          Title:  Director

/s/           *                               /s/         *
---------------------------------------       ---------------------------------
Name:  N. Michael Anderson                    Name: Billy H. Martin
Title:  Director                              Title:  Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name: John E. Aderhold                        Name:  C. Steve McQuaig
Title: Director                               Title:  Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name: Robin R. Howell                         Name: Thomas E. Owen, Jr.
Title:  Director                              Title:  Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name: George S. Carpenter, Jr.                Name: John D. Stephens
Title: Director                               Title: Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name:  James L. Coxwell, Sr.                  Name: James E. Sutherland, Jr.
Title:  Director                              Title: Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name:  Don N. Ellis                           Name: Glenn S. White
Title:  Director                              Title:  Director

/s/           *                               /s/         *
---------------------------------------       --------------------------------
Name:  William M. Evans, Jr.                  Name:  Michael E. Ricketson
Title:  Director                              Title:  Executive Vice President
                                              and Chief Financial Officer
                                              (principal financial and
                                              accounting officer)

By:           *
---------------------------------------
Darrell D. Pittard, Attorney-in-fact

                                 EXHIBIT INDEX
                                       TO
                     REGISTRATION STATEMENT ON FORM S-8 OF
                            PREMIER BANCSHARES, INC.


NUMBER    DESCRIPTION
------    -----------

 4.1 Articles of Incorporation of Premier Bancshares, Inc., as amended (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

 4.2      Bylaws of Premier Bancshares, Inc. (Incorporated by reference from
          Exhibit 3.2 to the Company's Form 10-QSB for the quarter ended September 30, 1996).

 4.3      Amendments to Bylaws of Premier Bancshares, Inc.
          (Incorporated by reference from Exhibit 3.3 to the Company's Form 10-K for the fiscal year ended December 31, 1997).

 4.4      Form of Stock Certificate (Incorporated by reference from
          Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

 5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

 23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

 23.2     Consent of Ernst & Young, LLP

 23.3     Consent of Mauldin & Jenkins, LLC.

 23.4     Consent of Bricker & Melton, P.A.

 23.5     Consent of Porter Keadle Moore, LLP.

 24       Power of Attorney.  (See signature page to the Registration
          Statement.)

 99.1     Frederica Bank & Trust Directors' Stock Option Plan.

 99.2     Amendment To Frederica Bank & Trust Directors' Stock Option Plan.